Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Announces Successful Closing of Comprehensive Refinancing Transactions that Strengthen the Balance Sheet and Position the Company to Prosper from Robust Box Office Recovery

•	New Money: Approximately $244 million of new money financing that will primarily be used to refinance debt maturing in 2026

•	Debt Reduction: Equitization of $143 million of existing debt, with the potential to equitize up to $337 million of existing debt

•	Litigation Resolution: Full resolution of litigation with holders of AMC’s 7.5% Senior Secured Notes due 2029

•	The transaction was supported by approximately 90% of AMC’s term loan lenders

LEAWOOD, KANSAS – (July 25, 2025) – AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or the “Company”) today announced the successful completion of a series of previously announced debt refinancing transactions with key creditor groups, including certain holders of its 7.5% Senior Secured Notes due 2029 (the “Consenting 7.5% Noteholders”), certain holders of Muvico, LLC’s 6.00%/8.00% Senior Secured Exchangeable Notes due 2030 (the “Consenting Exchangeable Noteholders”) and certain lenders of AMC’s term loans outstanding under its existing credit agreement (the “Credit Agreement,” and any such consenting lenders, the “Consenting Term Loan Lenders”) that materially strengthen the Company’s capital structure and fortify the Company’s balance sheet and financial flexibility.

The transactions executed in accordance with the Transaction Support Agreement dated July 1, 2025, garnered overwhelming support from creditors, with approximately 90% of Term Loan holders under AMC’s Credit Agreement delivering their consent. This support enabled AMC to quickly close the full suite of coordinated transactions, including new capital funding, significant debt reduction, and litigation resolution.

Highlights of the now-completed transactions include:

•	New Capital: The Consenting 7.5% Noteholders provided approximately $244 million in new financing and exchanged $590 million of existing notes for $857 million of new Senior Secured Notes due 2029.

•	De-risking of 2026 Maturities: The $244 million of new financing will be used primarily to fully redeem AMC’s 5.875% Senior Subordinated Notes and 10.0%/12.0% Cash/PIK Toggle Second Lien Subordinated Secured Notes, both due in 2026, and fund transaction expenses.

•	Debt Reduction: $143 million of AMC’s 6.00%/8.00% Senior Secured Exchangeable Notes due 2030, were equitized on July 1, 2025, with the potential to equitize up to a total of $337 million of existing debt, including approximately $194 million of new Senior Secured Exchangeable Notes due 2030 issued to the Consenting Exchangeable Noteholders in exchange for their existing notes.

•	Litigation Resolution: Final dismissal of litigation brought by holders of AMC’s 7.5% Senior Secured Notes due 2029.

For more information, please refer to the Form 8-K filed by AMC today with the U.S. Securities and Exchange Commission and available on our website at https://investor.amctheatres.com/sec-filings/all-sec-filings.

Adam Aron, Chairman and CEO of AMC, commented, “With the closing of these transformative transactions and the full redemption of our 2026 debt maturities, AMC is unquestionably on offense. Around 90% of our term loan lenders rallied behind this forward-looking plan, a level of support that demonstrates their tremendous confidence in the direction in which AMC is headed.”

Aron continued, “We are especially excited about our dramatic expansion plans for an increased number of premium large format and extra-large screens being offered by AMC and Odeon globally, along with our continued broad deployment of state-of-the-art laser projection technology. AMC Entertainment already offers more premium experiences than any other exhibitor on the planet, and we intend to further increase our lead in this area even that much more. Supported by a wide variety of marketing initiatives that are compelling in the value and messaging that they offer to moviegoers, our offering our guests the best possible experiences in often unique and particularly noteworthy theatres is the secret sauce that is key to our increasing success.”

Aron concluded, “Watch out world, AMC Entertainment is on the way back. With fresh capital secured, near-term debt maturities addressed, and with the overwhelming support of our lenders, we are operating from a clearly improved financial position. Combining our bold balance sheet transactions with the tailwinds of a resurgent box office both domestically and internationally, at AMC we look to the future with optimism, momentum and confidence.”

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 870 theatres and 9,700 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, website, and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which they are made. Examples of forward-looking statements include statements the Company makes regarding the terms of the transactions, which are highly uncertain; the Company’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the Company’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; the impact of foreign exchange rates on the Company’s financial performance; and the Company’s inability to implement its business plan or meet or exceed its financial projections. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.

For a detailed discussion of risks, trends and uncertainties facing the Company, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and Form 10-Q for the quarter ended March 31, 2025, each as filed with the SEC, and the risks, trends and uncertainties identified in the Company’s other public filings.

The Company does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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